Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Membership Collective Group Inc.

New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 7, 2021, relating to the consolidated financial statements of Soho House Holdings Limited, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP

BDO LLP

London, United Kingdom

June 21, 2021